Chief Financial Officer and Affiliated Companies

Petersen Energía Inversora, S.A.U.
c/o Velázquez 9, Planta 1
28006 Madrid
Spain
Attn:  Ignacio Moran and Mauro Dacomo
Facsimile:  + 54 11 5 555 0162

With a copy to:

Cerrito 740, Piso 1
C1010AAP, Buenos Aires
Argentina

c.c.:

The Bank of New York Mellon
Corporate Trust Global Americas
101 Barclay Street 4E
New York, NY  10286
Attn:  Erika C. Walker
Facsimile:  +1 (212) 815-5390

With a copy to (which shall not constitute notice):

Emmet, Marvin & Martin, LLP
120 Broadway 32nd Floor
New York, NY  10271
Facsimile:   +1 (212) 238-3100
Attn:  Margery A. Colloff

Madrid, May 30, 2012

Re:  Pledge and Security Agreement dated as of May 19, 2011 (“the Pledge Agreement”) between Petersen Energía Inversora, S.A.O (“PEISA”) and The Bank of New York Mellon (“BoNY”).

Ladies and Gentlemen,

Reference is made to the Pledge Agreement.

In particular, reference is made to section 4.04(b) and section 4.05(a) of the Pledge Agreement.

Unless otherwise defined in this letter, defined terms used in this letter shall have the meaning assigned to them in the Pledge Agreement.

Pursuant to the terms of the Seller Credit Agreement, on May 30, 2012, Seller notified PEISA the occurrence of certain Events of Default and the acceleration of the Seller Credit Agreement.

By this letter, we request your confirmation in respect to the following facts (i) pursuant to section 4.04(b) of the Pledge Agreement, PE1SA ceased to be entitled to exercise the voting, consensual and other powers of ownership pertaining to the Pledged Shares as of the occurrence of the Events of Default; and (ii) pursuant to section 4.05(a) of the Pledge Agreement, BoNY has the right to exercise the voting, consensual and other powers of ownership pertaining to the Pledged Shares pursuant to the instructions provided by the Seller.

Should you agree with the facts set out above, please sign the enclosed copy of this letter acknowledging and accepting them and return it to us.

Sincerely,

/s/ Miguel Martinez San Martín
Mr. Miguel Martinez San Martín
Title:  Chief Executive Officer
Repsol YPF, S.A.

Acknowledged and accepted:

/s/  Mauro Dacomo
Mr. Mauro Dacomo
Petersen Energia lnversora, S.A.U.

Chief Financial Officer and Affiliated Companies

Petersen Energia, S.A.
c/o Grupo Petersen
Cerrito 740, Piso 1
(C1010AAP) Buenos Aires Argentina
Attn:  Mauro Dacomo
Facsimile:  + 54 11 45 555 0162

c.c.

The Bank of New York
Global Trust Services
101 Barclay Street 4E
New York, NY  10286
Facsimile:  +1 (212) 815-5802

Madrid, May 30, 2012

Re  Pledge and Security Agreement dated as of February 21, 2008 (“the Pledge Agreement”) between Petersen Energia, SA (“PESA”) and The Bank of New York (“BoNY”).

Ladies and Gentlemen,

Reference is made to the Pledge Agreement.

In particular, reference is made to section 4.04(b) and section 4.05(a) of the Pledge Agreement.

Unless otherwise defined in this letter, defined terms used in this letter shall have the meaning assigned to them in the Pledge Agreement.

Pursuant to the terms of the Seller Credit Agreement, on May 30, 2012, Seller notified PESA the occurrence of certain Events of Default and the acceleration of the Seller Credit Agreement.

By this letter, we request your confirmation in respect to the following facts (i) pursuant to section 4.04(b) of the Pledge Agreement, PESA ceased to be entitled to exercise the voting, consensual and other powers of ownership pertaining to the Pledged Shares as of the occurrence of the Events of Default; and (ii) pursuant to section 4.05(a) of the Pledge Agreement, BoNY has the right to exercise the voting, consensual and other powers of ownership pertaining to the Pledged Shares pursuant to the instructions provided by the Seller.

Should you agree with the facts set out above, please sign the enclosed copy of this letter acknowledging and accepting them and return it to us.

Sincerely,

/s/ Miguel Martinez San Martín
Mr. Miguel Martinez San Martín
Title:  Chief Executive Officer
Repsol YPF, S.A.

Acknowledged and accepted:

/s/  Mauro Dacomo
Mr. Mauro Dacomo
Petersen Energia, S.A.

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